Exhibit (d) (1) (xii)
Schedule A to
Investment Management Agreement
Revised as of April 4, 2012

	Annual Fee Rate (stated as a
	percentage of the Fund’s
Fund	average daily net assets)	Effective Date
Allianz RCM Global Water Fund	0.95%	3/31/08
Allianz RCM Disciplined Equity Fund	0.70%	7/15/08
Allianz AGIC International Growth Fund	0.85%	12/17/08
Allianz Global Investors Solutions Global Allocation Fund	0.85%	4/20/09
Allianz Global Investors Solutions Growth Allocation Fund	0.85%	4/20/09
Allianz NFJ Global Dividend Value Fund	0.85%	5/27/09
Allianz AGIC Global Managed Volatility Fund	0.45%	12/19/11
Allianz AGIC Convertible Fund	0.57%	4/1/10
Allianz AGIC High Yield Bond Fund	0.48%	4/1/10
Allianz AGIC International Growth Opportunities Fund	1.00%	4/1/10
Allianz AGIC Micro Cap Fund	1.25%	4/1/10
Allianz AGIC Ultra Micro Cap Fund	1.50%	4/1/10
Allianz AGIC U.S. Emerging Growth Fund	0.90%	4/1/10
Allianz RCM China Equity Fund	1.10%	6/4/10
Allianz RCM Redwood Fund	1.00%	12/27/10
Allianz AGIC Focused Opportunity Fund	0.80%	12/27/10
Allianz RCM All Alpha Fund	1.25%	3/31/11
Allianz Global Investors Solutions Retirement Income Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2015 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2020 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2025 Fund*	0.05%	12/19/11
Allianz Global Investors Solutions 2030 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2035 Fund*	0.05%	12/19/11
Allianz Global Investors Solutions 2040 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2045 Fund*	0.05%	12/19/11
Allianz Global Investors Solutions 2050 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2055 Fund*	0.05%	12/19/11
Allianz F&T Behavioral Advantage Large Cap Fund	0.40%	9/1/11
Allianz NFJ International Value II Fund	0.80%	9/22/11
Allianz NFJ International Small-Cap Value Fund	0.95%	6/1/12
Allianz RCM Short Duration High Income Fund	0.48%	9/22/11

*	Unitary Fee Fund
[Signature page follows.]
[Schedule A to Investment Management Agreement]

     IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC have each caused this Schedule A to the Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By: Name:	/s/ Brian S. Shlissel Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND
MANAGEMENT LLC

By: Name:	/s/ Brian S. Shlissel Brian S. Shlissel
Title:	Managing Director
[Signature Page to Schedule A]